ACM GOVERNMENT SECURITIES FUND, INC.              Exhibit 77C
811-5402




The Annual Meeting of Shareholders of ACM Government Income Fund,
Inc. was held on May 28, 1998. A description of each proposal and number of shares voted at the meeting are as follows:

1. To Elect Directors:   Shares Voted For    Withheld Authority
      Class One Directors
      (term expires 2001)
      John H. Dobkin           69,282,011          1,000,010
      Clifford L. Michel       68,333,9996         948,024
      Donald J. Robinson       68,315,769          966,251

      Class Two Director
      (term expires 1999)
      William H. Foulk, Jr.    68,345,256          936,764



2. To ratify the selection         Shares    Shares Voted      Shares
      of Ernst & Young LLP as       Voted For     Against   Abstained
      the Fund's independent
      auditors for the Fund's
      fiscal year ending
      December 31, 1998.        68,164,371  266,085     851,565

ACM GOVERNMENT SECURITIES FUND, INC.              Exhibit 77Q2
811-5402


During the Fund's most recently completed fiscal year ended
December 31, 1997, the following individuals filed a late report on Form 3.

                                      Number of        Number of
Name            Title                Late Reports   Late Transactions

Paul J. DeNoon  Vice President            1                0